                           TRICO PRODUCTS CORPORATION
                 817 WASHINGTON STREET, BUFFALO, NEW YORK 14203

                            ------------------------

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                             ---------------------

    The   Annual  Meeting   of  Shareholders   of  Trico   Products  Corporation
("Corporation" or "Company") will be held at 817 Washington Street, Buffalo, New York on May 20, 1994, at 2:00 p.m., local time, for the following purposes:

     1. To elect three Directors of the Corporation for three-year terms to serve until the Annual Meeting of Shareholders in 1997.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Holders of record of Common Stock of the Corporation at the close of business on April 8, 1994, will be entitled to vote at the meeting.

                                  By Order of the Board of Directors

                                  Ernest J. Norman
                                  SECRETARY
Buffalo, New York
April 20, 1994
                                                               Buffalo, New York

KINDLY DATE AND SIGN THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE PRESENT AND VOTE IN PERSON AT THE MEETING, THE PROXY WILL NOT BE USED.

                                PROXY STATEMENT

GENERAL INFORMATION

    This proxy statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 20, 1994, in connection with the solicitation of proxies by the Board of Directors ("Board") of Trico Products Corporation ("Corporation" or "Company"), 817 Washington Street, Buffalo, New York 14203, for use at the Annual Meeting of Shareholders of the Corporation to be held on May 20, 1994, at 2:00 p.m., or at any adjournment thereof. The cost of soliciting proxies will be borne by the Corporation. The Corporation has retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist in the solicitation of proxies and will pay Beacon Hill a fee of $3,000 plus reimbursement of out-of-pocket expenses for its services.

    A proxy may be revoked by a shareholder at any time prior to the voting thereof by giving written notice or a subsequently dated proxy to the Secretary of the Corporation or by voting in person at the meeting. Unless revoked, shares represented by valid proxies will be voted on all matters to be acted upon at the meeting and, on any matter with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. In the event a proxy contains no direction, the proxy will be voted in favor of management's slate of directors.

    The Corporation has 1,872,212 shares of Common Stock outstanding and entitled to vote at the annual meeting. Each share of Common Stock outstanding at the record date is entitled to one vote. The three nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy shall be elected. Votes cast at the meeting will be counted by inspectors of election appointed in accordance with the New York Business Corporation Law. The inspectors of election may be affiliates of the Corporation.

    The management does not know of any matters, other than those set forth in this Proxy Statement, which will come before the meeting. In case any matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment on such matters.

                         ITEM 1. ELECTION OF DIRECTORS

    The Board currently has nine members. The Corporation's Restated Certificate of Incorporation provides for the classification of the Board into three classes with the Directors in each class to hold office for staggered terms of three years each, or until their successors are duly elected and qualified. At this meeting, three nominees for Director are to be elected to a three year term as Class I Directors.

The nominees are Albert R. Mugel, A. Neville Procter and Paul A. Schoellkopf. The Class II Directors and the Class III Directors have one and two years, respectively, remaining in their terms of office and accordingly are not standing for re-election at the 1994 Annual Meeting of Shareholders. All nominees are presently members of the Board.

    Proxies in the form enclosed herewith will be voted at the meeting for the election of the three nominees named below unless otherwise specified. Although the management does not contemplate that any of such nominees will be unavailable for election, if a vacancy in the slate of nominees should occur, it is presently intended that the proxies will be voted for such other person as the Board may recommend. All Directors have served continuously as such from the year stated.

    Information regarding the Directors and the nominees for election as Class I Directors is as follows:

                   CLASS I DIRECTORS -- STANDING FOR ELECTION

                                                          YEAR        SHARES AND
                                                         FIRST          PERCENT
                              PRINCIPAL OCCUPATION       BECAME     OF COMMON STOCK
          NAME               DURING THE PAST 5 YEARS    DIRECTOR       OWNED (A)
- -------------------------  ---------------------------  --------   -----------------
Albert R. Mugel            Partner of law firm of         1968           None(b)
 Age 76                     Jaeckle, Fleischmann &
                            Mugel
A. Neville Procter         Retired Chairman and           1976            500(c)
 Age 71                     President of Dunlop North
                            America, Inc.
Paul A. Schoellkopf        Chairman of the Board of       1950            400(c)
 Age 77                     Directors of Niagara Share
                            Corporation; Director
                            Emeritus of US Air Group
                            Inc.

                   CLASS II DIRECTORS -- TERMS EXPIRE IN 1995

                                                            YEAR
                                                            FIRST    SHARES AND PERCENT
                                PRINCIPAL OCCUPATIONS      BECAME      OF COMMON STOCK
           NAME                DURING THE PAST 5 YEARS    DIRECTOR        OWNED (A)
- ---------------------------  ---------------------------  ---------  -------------------
Christopher T. Dunstan       Vice Chairman since 1992,      1992              3,169(c)
 Age 38                       Senior Vice President and
                              Chief Financial Officer
                              since 1989; Vice President
                              Finance for North America
                              Operations and Corporate
                              Treasurer of Schlegel
                              Corporation prior thereto
J. Walter Frey               Retired; Senior Vice           1980              1,081(b)(c)
 Age 67                       President (1988 to 1989)
                              Vice President and
                              Secretary (1985 to 1989)
                              of the Corporation
William F. Milliken, Jr.     President of Milliken          1963                200(c)
 Age 83                       Research Associates,
                              Inc.(engineering
                              consulting firm)

                  CLASS III DIRECTORS -- TERMS EXPIRE IN 1996

                                                           YEAR
                                                           FIRST     SHARE AND PERCENT
                               PRINCIPAL OCCUPATIONS      BECAME      OF COMMON STOCK
           NAME               DURING THE PAST 5 YEARS    DIRECTOR        OWNED (A)
- --------------------------  ---------------------------  ---------  --------------------
Randolph A. Marks           Retired; Former Chairman of    1989         1,500(c)
 Age 58                      the Board of Directors of
                             American Brass Co.;
                             Director of Merchants
                             Group, Inc., Pratt &
                             Lambert, Inc. and Computer
                             Task Group, Inc.
William Rollo               Retired President, Vice        1989           625(c)
 Age 67                      President and General
                             Manager of Automotive
                             Division of Briggs &
                             Stratton Corporation
Richard L. Wolf             Chairman, President and        1980        19,601(1.1%)(d)
 Age 58                      Chief Executive Officer of
                             the Corporation; President
                             and Chief Operating
                             Officer of the Corporation
                             (1985 to 1989); Director
                             of Fiamm Technologies,
                             Inc. and member of Chase
                             Manhattan Bank Upstate
                             Advisory Board

- ------------------------
(a) Unless otherwise indicated, individuals have sole voting and sole investment power of shares listed opposite their names.
(b) Does not include 319,260 shares of Common Stock owned by the John R. Oishei Appreciation Charitable Trust, of which Messrs. Frey and Mugel are Trustees. Under the prohibitions of the 1969 Tax Reform Act, Mr. Frey cannot increase his existing ownership of the Corporation's Common Stock and Mr. Mugel cannot acquire any shares of the Corporation's Common Stock without adversely impacting this Trust.

(c)   Represents ownership of less than 1% outstanding Common Stock.
(d)   Does not include  51,087 shares owned  by a Trust  created under the  Last
      Will and Testament of R. John Oshei, of which Mr. Wolf is co-trustee.

    The Board of Directors held four meetings during 1993. Each Director of the Corporation attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of committees of the Board of which he was a member.

    The Audit Committee of the Board is composed of Messrs. Schoellkopf, Frey and Marks. The Committee held three meetings during 1993. The Committee reviews the scope and results of the audit activities of the independent accountants, significant proposed changes in accounting principles or practices, the financial reports of the Company and the compensation and general performance of the Company's public accountants.

    The Compensation Committee of the board is composed of Messrs. Procter, Milliken and Marks. The Committee held two meetings during 1993. The functions of this Committee include the review and approval of compensation of employees above a certain salary level, preparation of recommendations to the Board on the compensation of employee-directors and administration of the Trico Products Corporation 1990 Incentive Plan.

    The Executive Committee of the board is composed of Messrs. Mugel, Procter, Schoellkopf, Rollo and Wolf. The Executive Committee has the powers of the Board in directing the management of the Corporation except as limited by law. Nominees for election as Director are selected by the Executive Committee. The Committee held nine meetings during 1993.

    Directors other than employees of the Corporation receive an annual retainer of $10,000 plus $500 for each regular, special or committee meeting attended.

    The law firm of Jaeckle, Fleischmann & Mugel, of which Mr. Mugel is a partner, performed legal services for the Corporation during 1993 and will perform such services in the current fiscal year.

EXECUTIVE OFFICERS

    Executive Officers of the Corporation are as follows:

          NAME                AGE                POSITION HELD AND YEAR APPOINTED
- -------------------------     ---     ------------------------------------------------------
Richard L. Wolf               58      President -- 1985, Chief Executive Officer -- 1989
Christopher T. Dunstan        38      Vice Chairman -- 1992, Senior Vice President Finance
                                       and Administration and Chief Financial Officer --
                                       1991, Vice President Finance and Chief Financial
                                       Officer -- 1989
Emrys G. Thomas               51      Managing Director Trico Folberth Limited -- 1989
Donald R. Fletcher            43      Vice President -- 1992
Richard N. Hiss               58      Vice President -- Original Equipment Sales -- 1991
Dennis J. Petrus              46      Vice President -- 1992
Glenn H. Winkles              47      Vice President -- Aftermarket Sales -- 1989

    Richard L. Wolf and Glenn H. Winkles have been employed by the Corporation for more than five years.

    Mr. Dunstan was hired and appointed Vice President -- Finance and Chief Financial Officer in 1989 and is presently Vice Chairman, Senior Vice President Finance and Administration and Chief Financial Officer. Prior to his employment by the Corporation, Mr. Dunstan, a Certified Public Accountant, was employed for a number of years by Schlegel Corporation, most recently as Vice President -- Finance for North American Operations and Corporate Treasurer. Schlegel manufactured and sold to the automotive, building and office equipment industries with sales of over $300 million.

    Mr. Thomas was hired in 1989 as the Managing Director of Trico Ltd., the Corporation's subsidiary in the United Kingdom. Prior to employment by the Corporation, Mr. Thomas held positions in top management with Fram Europe, Ltd. and TRW Cam Gears Ltd., which are European manufacturers of components for the automotive industry.

    Mr. Fletcher became Vice President in 1992. Prior to that, he was director of Corporate Quality Assurance. Before joining the Corporation in 1990, Mr. Fletcher was Plant Manager with Alliance Metal Stamping.

    Mr. Hiss joined the Corporation as Vice President -- Original Equipment Sales in 1991. Prior to joining the Corporation, he was Director of Marketing, Planning and Operations for Associated Spring/Barnes Group, Inc.

    Mr. Petrus became employed by the Corporation in 1989 and has been Director of Manufacturing Engineering, and Director of Product Engineering before being appointed to his present position. Before joining the Corporation, he was Manufacturing Engineer Manager employed by General Motors Corporation.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The Corporation had outstanding 1,872,212 shares of Common Stock at the close of business on the record date of April 8, 1994, each of which entitles the holder thereof to one vote. Information regarding certain beneficial owners of Common Stock of the Corporation as of March 1, 1994, is as follows:

                                                                             PERCENTAGE
        NAME AND ADDRESS OF                   AMOUNT AND NATURE OF               OF
         BENEFICIAL OWNERS                    BENEFICIAL OWNERSHIP           OWNERSHIP
- ------------------------------------  ------------------------------------  ------------
Raymond A. Deibel, Carl E. Larson,    319,260 shares owned indirectly as           17%
 Albert R. Mugel, Rupert Warren and    trustees with shared voting and
 J. Walter Frey Trustees of the John   investment power
 R. Oishei Appreciation Charitable
 Trust
817 Washington Street
Buffalo, New York 14203
Rupert Warren                         17,320 shares owned directly and              8%
817 Washington Street                  126,992 owned indirectly as trustee
Buffalo, New York 14203                with sole voting and investment
                                       power (a)
Rupert Warren and Carl E. Larson, as  150,924 shares owned indirectly as            8%
 Officers and Directors of the Julia   officers and directors with shared
 R. & Estelle L. Foundation,           voting and investment power
 Incorporated
817 Washington Street
Buffalo, New York 14203
Peter Cundill & Associates (Bermuda)  245,900 shares owned indirectly of           13%
 Ltd.                                  which 210,000 have shared voting
15 Alton Hill                          power, of which 185,000 have sole
Southampton SN 01                      investment power and 60,900 have
Bermuda                                shared investment power
    Directors  and  officers of  the Corporation  as a  group beneficially  owned 29,644 shares of Common Stock of the Corporation (1.6% thereof) at March 1, 1994.

- ------------------------
(a) Does not include 319,260 shares owned by the John R. Oishei Appreciation Charitable Trust or 150,924 shares owned by the Julia R. & Estelle L. Foundation, Incorporated, of which Mr. Warren is a trustee and a Member, Officer and Director, respectively.

    The ownership of shares by the executive officers of the Corporation listed in the Summary Compensation Table (other than Messrs. Wolf and Dunstan, whose ownership is disclosed above) who own shares as of March 1, 1994 is as follows:
Richard N. Hiss -- 1,568 shares; and Donald R. Fletcher -- 1,000 shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table contains information concerning the annual and long-term compensation for the years ended December 31, 1993, 1992 and 1991 of those persons who were, at December 31, 1993, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Corporation (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION              LONG TERM
                                            ------------------------------------   COMPENSATION
                                                                         ALL      ---------------
                                                                        OTHER         AWARDS
      NAME AND PRINCIPAL                                               COMPEN-       OPTIONS/
           POSITION                YEAR       SALARY       BONUS     SATION (1)      SARS (2)
- -------------------------------  ---------  ----------  -----------  -----------  ---------------
Richard L. Wolf                    1993     $  239,549         -0-    $   2,352          7,000
Chairman, Chief Executive          1992        225,000         -0-        1,688            -0-
Officer                            1991        225,000         -0-           --            -0-
Christopher T. Dunstan             1993     $  159,480         -0-        2,983          5,000
Vice Chairman, Senior Vice         1992        130,000         -0-        1,300            -0-
President and Chief Financial      1991        134,812         -0-           --            -0-
Officer
Richard N. Hiss                    1993     $  136,877         -0-        1,416          2,400
Vice President -- Original         1992        128,291         -0-        1,073            -0-
Equipment Sales                    1991         59,531         -0-           --            -0-
Donald R. Fletcher                 1993     $  124,476         -0-          908          3,500
Vice President                     1992         98,234         -0-          871            -0-
                                   1991         69,343         -0-           --            -0-
Emrys G. Thomas                    1993     $  116,120         -0-       18,716            -0-
Managing Director -- Trico Ltd.    1992        136,005         -0-       21,362            -0-
                                   1991        133,528         -0-       20,593            -0-

- ------------------------
(1) Under a transition provision of the Securities and Exchange Commission's new disclosure rules, only 1992 and 1993 amounts are disclosed under this heading. With respect to all Named Officers except Mr. Thomas, this amount represents the Corporation's contributions to the Trico Retirement Income Plan for the benefit of the Named Officer.
(2)   Granted under the Trico Products Corporation 1990 Incentive Plan.

    OPTION EXERCISES AND FISCAL YEAR END VALUES. Shown below is information with respect to the unexercised options to purchase and stock appreciation rights (SARs) with respect to the Corporation's Common Stock. Valuations are based upon the December 31, 1993 closing price for Common Stock of $27 per share. None of the Named Officers exercised any options during the year ended December 31, 1993.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                 VALUE OF
                                                NUMBER OF       UNEXERCISED
                                               UNEXERCISED     IN-THE-MONEY
                                               OPTIONS/SARS   OPTIONS/SARS AT
                                                AT FY-END         FY-END
                                               EXERCISABLE/    EXERCISABLE/
                    NAME                      UNEXERCISABLE    UNEXERCISABLE
- --------------------------------------------  --------------  ---------------
Richard L. Wolf                                 58,800/5,600    $2,450/$9,800
Christopher T. Dunstan                          23,800/4,000    $1,750/$7,000
Richard N. Hiss                                    480/1,920      $840/$3,360
Donald R. Fletcher                               1,700/2,800    $1,225/$4,900
Emrys G. Thomas                                     19,680/0             $0/0

    OPTION GRANTS.   The  following table  gives information  regarding  options granted to the Named Officers during 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                             % OF TOTAL
                                            OPTIONS/SARS
                                             GRANTED TO     EXERCISE OR                 GRANT DATE
                           OPTIONS/SARS     EMPLOYEES IN    BASE PRICE   EXPIRATION    PRESENT VALUE
          NAME            GRANTED (#)(1)     FISCAL YEAR      ($/SH)        DATE           $(2)
- ------------------------  ---------------  ---------------  -----------  ----------  -----------------
Richard L. Wolf                  7,000             10.7%     $   25.25     4/7/03       $   102,970
Christopher T. Dunstan           5,000              7.6%         25.25     4/7/03            73,550
Richard H. Hiss                  2,400              3.7%         25.25     4/7/03            35,304
Donald R. Fletcher               3,500              5.4%         25.25     4/7/03            51,485

- ------------------------
(1) Each option becomes exercisable with respect to 20% of the shares subject thereto on each of October 15, 1993, 1994, 1995, 1996 and 1997.
(2) The present value of options granted has been reported using the Black-Scholes option pricing model. These values assume: grant date -- April 8, 1993; exercise price -- $25.25; assumed exercise date -- April 7, 2003; risk free rate of return -- 6.8%; and volatility assumption -- 30.2%. This valuation assumes that the Named Officer will exercise the option immediately before it expires, and an officer who exercises an option prior thereto will realize less value.

    PENSION PLAN. The Company maintains a plan to provide pension benefits to officers upon retirement. Pension benefits for officers are determined as the sum of the accrued benefit as of December 31, 1988, plus the sum of annual accruals for each year thereafter. For each year of credited service after 1988 a participant accrues a benefit equal to 1 percent of the participant's compensation  for  the  year  plus  0.5  percent  of  the  amount  by  which the participant's compensation for the year exceeds the participant's Social Security covered compensation (which is the average of the Social Security taxable wage bases in effect and projected for each calendar year in the 35-year period ending with the year in which the participant will reach Social Security retirement age). A participant's December 31, 1988 accrued benefit was determined under the following formula: (i) 1.5 percent of the participant's average annual base salary for the five highest consecutive years during the ten year period ended December 31, 1988, less 1.5 percent of the participant's anticipated Social Security primary insurance amount; multiplied by (ii) the number of the participant's years of credited service through December 31, 1988. The benefits payable under the plan in the form of a single life annuity upon normal retirement at age 65 would be $63,200, $59,500, $18,200 and $38,200 for Messrs. Wolf, Dunstan, Hiss and Fletcher, respectively, assuming these employees remained with the Company through normal retirement age at their current rate of compensation. Mr. Thomas is not covered by the plan but does receive a contribution from the Company for his personal pension plan in the United Kingdom.

    EMPLOYMENT AGREEMENTS. Messrs. Wolf and Dunstan serve pursuant to Employment Agreements that expire on December 31, 1996, Mr. Thomas and Mr. Fletcher have employment agreements expiring December 31, 1995 and Mr. Hiss has an employment agreement expiring on July 31, 1996. These agreements provide for base salaries of $216,000 for Mr. Wolf, $157,500 for Mr. Dunstan, $130,000 for Mr. Fletcher, approximately $116,000 for Mr. Thomas (at present exchange rates) and $108,000 for Mr. Hiss.

    COMPENSATION COMMITTEE REPORT. The Corporation maintains a Compensation Committee composed entirely of independent, outside directors. The Compensation Committee has established a compensation program for senior officers of the Corporation that is composed of three components: basic salary compensation; cash incentive compensation to reward senior officers for their and the Corporation's yearly performance; and stock based compensation for long-term incentive.

    The Compensation Committee set basic compensation for senior executives at a level it believes that is necessary to attract and retain highly-qualified executives to lead the Company. In determining the appropriate level of basic compensation for Mr. Wolf, the Corporation's chief executive officer, and the other persons named in the Summary Compensation Table, the Compensation Committee engaged an independent compensation consultant to determine the median salary levels for senior executives in various positions in other companies in the automotive parts and accessories business. Based upon this report and the individual officer's level of responsibility, the Compensation Committee set the 1993 salary levels for Mr. Wolf and the other persons named in the Summary Compensation Table at the amounts set forth in the "salary" column of the Summary Compensation table. The survey performed by the independent consultant showed that the Corporation's level of basic compensation for all senior officers was below the median for the automotive parts and accessories business, ranging from 70 to 75% of the median for the chief executive officer and the chief financial officer to upwards 90% of median for others. Although basic compensation is not primarily performance based, after the Corporation sustained operating losses during 1993, Messrs. Wolf, Dunstan, Fletcher and Hiss, the Corporation's four most highly domestic compensated executive officers, agreed to take 10% cuts in basic compensation effective on March 1, 1994.

    The Compensation Committee implemented a Critical Success Factors Management Incentive Plan for 1993. Under this plan, each senior officer will be evaluated with respect to the Corporation's goals and objectives and that executive's performance in helping the Corporation achieve those goals. These goals include primarily the maximization of shareholder value, as well as ancillary goals of customer satisfaction, competitiveness, corporate excellence, employee morale and corporate social responsibility. The plan required that the Corporation achieve certain financial performance goals (70% of the Corporation's projection for 1993 financial performance) before any bonus awards could be paid to Mr. Wolf or the other persons named in the Summary Compensation Table. These financial performance criteria were not achieved in 1993, and no bonuses were paid to Mr. Wolf and the other persons named in the Summary Compensation Table with respect to 1993. However, in the event that the performance goals were met, an individual officer would be entitled to a bonus only to the extent that officer had met his personal goals. Accordingly, the Compensation Committee believes that this type of plan promotes the interests of shareholders by providing incentive compensation to senior management based upon the Corporation's and each senior officer's performance.

    The Compensation Committee also believes that stock based compensation awards increase executive's motivation and interest in the Corporation's long-term success as measured by the price of the Corporation's shares. The Compensation

Committee endorses the position that ownership of stock and stock based performance compensation arrangements are beneficial in aligning management's and shareholders' interests. In 1993, the Compensation Committee made grants of stock options to senior management in order to give them further incentive to increase shareholder value. The Compensation Committee granted options to purchase 17,900 shares to the persons named in the Summary Compensation Table. The relative number of option shares granted to an individual was based upon that person's base compensation. The Board also adopted in 1993, a policy stating that certain officers designated by the Board (including those in the Summary Compensation Table) should acquire an amount of the Corporation's shares with a value in the range of the officer's annual basic compensation. The Board also adopted a program to provide those officers with financing to purchase the Corporation's shares. The Compensation Committee believes that this policy and program will further encourage the Company's executives to manage the Company in the best interest of the shareholders and to maximize shareholder value.

    The Compensation Committee also has considered the potential effects on the Corporation of the limitations on deductibility of executive compensation in excess of $1,000,000 for an individual imposed by the Revenue Reconciliation Act of 1993, and based upon the current levels of executive compensation, the Committee does not believe that this limitation will have any impact on the Corporation.
                                  A. NEVILLE PROCTER
                                  WILLIAM F. MILLIKEN, JR.
                                  RANDOLPH A. MARKS

PERFORMANCE COMPARISON

    Set forth below is a line graph comparing the percentage change in the cumulative return to the shareholders on the Corporation's Common Stock against the cumulative return of Standard & Poor's 500 and a peer group index for the last five years. The peer group index was prepared by the Company in good faith in accordance with the rules of the Securities and Exchange Commission using the following issuers who are engaged in similar lines of business: Mascotech, Inc., Standard Products Company, Lifetime Products, Inc., Douglas & Lomason Company and Simpson Industries, Inc.

                                   [GRAPHIC]
                         INDEPENDENT PUBLIC ACCOUNTANTS

    Price Waterhouse has been the Corporation's independent public accountant for many years. The Board has approved this firm to be the Corporation's independent public accountants for the fiscal year ending December 31, 1994. Representatives of Price Waterhouse will be present at the meeting, will have an opportunity to make statements if they desire and will be available to respond to appropriate questions.

                                   FORM 10-K

    Upon written request to Mr. Ernest J. Norman, Secretary, Trico Products Corporation, 817 Washington Street, Buffalo, New York 14203, the Corporation will furnish to shareholders of record as of April 8, 1994, without charge, a copy of its Form 10-K annual report as filed with the Securities and Exchange Commission.

                             SHAREHOLDERS PROPOSALS

    Shareholder proposals intended to be presented at the 1995 Annual Meeting of Shareholders should be sent to the Secretary of the Corporation at 817 Washington Street, Buffalo, New York and must be received by December 21, 1994.

                                  By Order of the Board of Directors
                                  Ernest J. Norman
                                  SECRETARY

                          TRICO PRODUCTS CORPORATION
                            817 WASHINGTON STREET
                           BUFFALO, NEW YORK 14203

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard L. Wolf and Christopher T. Dunstan and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, no par value, of Trico Products Corporation (the "Corporation") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 20, 1994, at 817 Washington Street, Buffalo, New York, at 2:00 p.m., Buffalo time, or any adjournments thereof, and directs that the shares be represented by this Proxy shall be voted as indicated below:

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK

WITHHOLD AUTHORITY to vote for all nominees listed below
FOR all nominees listed below (except as marked to the contrary below)

1.  ELECTION OF DIRECTORS

    INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name in the list below:

Albert R. Mugel; A. Neville Procter; and Paul A. Schoellkopf

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

Please date and sign name exactly as it appears and return this proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

Dated                                                                     , 1994
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                                                                       Signature


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                                                                       Signature

Joint owners should each sign. Executors, administrators, trustees, guardians and corporate officers should give title.